Exhibit 32.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Jeff A. Stevens, Chief Executive Officer, of Western Refining, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2012

/s/ Jeff A. Stevens
Jeff A. Stevens Chief Executive Officer